EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Patterson Companies, Inc. Amended and Restated Employee Stock Purchase Plan of our reports dated June 26, 2019, with respect to the consolidated financial statements of Patterson Companies, Inc. and the effectiveness of internal control over financial reporting of Patterson Companies, Inc. included in its Annual Report (Form 10-K) for the year ended April 27, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

December 5, 2019